UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 26, 2016

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Shareholders' Meeting of McDonald's Corporation (the "Company") held on May 26, 2016, as well as the number of votes cast with respect to each matter.

Each of the twelve Directors proposed by the Company for re-election was elected by the following votes to serve until the Company's 2017 Annual Shareholders' Meeting or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lloyd Dean	628,840,915	10,230,757	1,472,010	127,150,683
Stephen Easterbrook	632,608,845	6,507,202	1,427,635	127,150,683
Robert Eckert	627,589,886	11,547,131	1,406,665	127,150,683
Margaret Georgiadis	636,189,342	3,018,083	1,336,257	127,150,683
Enrique Hernandez, Jr.	616,223,843	22,882,103	1,437,736	127,150,683
Jeanne Jackson	628,980,723	10,119,046	1,443,913	127,150,683
Richard Lenny	627,280,945	10,988,914	2,273,823	127,150,683
Walter Massey	626,110,110	12,889,126	1,544,446	127,150,683
John Mulligan	635,822,264	3,169,084	1,552,334	127,150,683
Sheila Penrose	634,310,310	4,849,115	1,384,257	127,150,683
John Rogers, Jr.	622,235,747	16,788,721	1,519,214	127,150,683
Miles White	603,022,941	36,064,616	1,456,125	127,150,683

The proposal regarding an advisory vote to approve the compensation awarded to the Company's named executive officers for 2015 was approved by shareholders. The votes on this matter were as follows: 606,461,455 votes for; 30,135,495 votes against; 3,946,732 abstentions; and 127,150,683 broker non-votes.

The proposal regarding an advisory vote to approve the appointment of Ernst & Young LLP to serve as independent auditor for 2016 was approved by shareholders. The votes on this matter were as follows: 757,566,953 votes for; 8,293,674 votes against; and 1,833,738 abstentions. There were no broker non-votes on this matter.

The proposal regarding an advisory vote on a shareholder proposal requesting that all matters presented by shareholders be decided by simple majority vote was not approved by shareholders. The votes on this matter were as follows: 78,314,054 votes for; 557,686,786 votes against; 4,542,842 abstentions; and 127,150,683 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting the ability of shareholders to act by written consent was not approved by shareholders. The votes on this matter were as follows: 263,595,933 votes for; 371,594,838 votes against; 5,352,911 abstentions; and 127,150,683 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting that the Board of Directors (the "Board") make all lawful efforts to implement and/or increase activity on the Holy Land Principles was not approved by shareholders. The votes on this matter were as follows: 19,367,661 votes for; 510,719,712 votes against; 110,456,309 abstentions; and 127,150,683 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting the Board adopt a policy regarding use of antibiotics by its meat suppliers was not approved by shareholders. The votes on this matter were as follows: 143,290,083 votes for; 400,922,442 votes against; 96,331,157 abstentions; and 127,150,683 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting an annual congruency analysis between corporate values and political contributions was not approved by shareholders. The votes on this matter were as follows: 34,634,344 votes for; 506,824,737 votes against; 99,084,601 abstentions; and 127,150,683 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting an annual congruency analysis of Company values and policy activities was not approved by shareholders. The votes on this matter were as follows: 15,754,085 votes for; 521,350,513 votes against; 103,439,084 abstentions; and 127,150,683 broker non-votes.

Item 7.01.  Regulation FD Disclosure.

On May 26, 2016, the Company issued an Investor Release announcing that on the same day the Board declared a quarterly cash dividend. A copy of the Investor Release is attached as Exhibit 99.1 to this Form 8-K.

Also on May 26, 2016, the Company issued a Press Release announcing that the Board elected Enrique Hernandez, Jr. to serve as non-executive Chairman of the Board. A copy of the Press Release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Investor Release of McDonald's Corporation issued May 26, 2016:
McDonald's Announces Quarterly Cash Dividend

99.2	Press Release of McDonald’s Corporation issued May 26, 2016:
McDonald's Board of Directors Names Enrique Hernandez, Jr. Non-Executive Chairman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	June 1, 2016	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99.1	Investor Release of McDonald's Corporation issued May 26, 2016:
McDonald's Announces Quarterly Cash Dividend

Exhibit No. 99.2	Press Release of McDonald’s Corporation issued May 26, 2016:
McDonald's Board of Directors Names Enrique Hernandez, Jr. Non-Executive Chairman